EXHIBIT C

to Credit Agreement

FORM OF NOTICE OF BORROWING

Date: ______________

Wells Fargo Bank, National Association

Reference: Plantronics, Inc.

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 31, 2003 (as amended, the "Credit Agreement"), between Plantronics, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association (the "Bank"). The Company hereby gives you notice irrevocably, pursuant to Section 2.02 of the Credit Agreement, of the Borrowing specified herein:

1. The Business Day of the proposed Borrowing is , .

2. The aggregate amount of the proposed Borrowing is $ .

3. The proposed Borrowing is to be comprised of $ of [Prime Rate] [LIBOR] Loans.

4. The duration of the Interest Period for the LIBOR Loans included in the proposed Borrowing shall be [____ months].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

(b) no Default or Event of Default has occurred and is continuing;

(c) the proposed Borrowing will not cause the Effective Amount of all Loans and L/C Obligations together to exceed the Commitment.

Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Credit Agreement.

PLANTRONICS, INC.,

a Delaware corporation

By:

Name:

Title:

By:

Name:

Title: